Exhibit 99.1


Ply Gem Reports Second Quarter 2005 Results

    KEARNEY, Mo.--(BUSINESS WIRE)--Aug. 15, 2005--Ply Gem Holdings, Inc. ("Ply Gem"), a leading manufacturer of residential exterior building products in North America, today announced second quarter 2005 net sales of $230.3 million, a 50.5% increase over the $153.0 million for the same period in 2004. For the combined and consolidated first half of 2005, net sales were $402.0 million, or 50.9% higher than the $266.4 million of net sales for the first half of 2004. The results for 2005 include the operations of the Company's subsidiary, MWM Holdings, Inc. ("MW"), which was acquired by Ply Gem on August 27, 2004. MW contributed $78.2 million of net sales for the second quarter of 2005 and $140.9 million of net sales for the first half of 2005.
    Operating earnings for the second quarter of 2005 were $29.3 million compared to $22.7 million for the second quarter of 2004. For the first half of 2005, operating earnings were $37.8 million compared to $26.3 million for the first half of 2004. MW contributed $11.8 million of operating earnings for the second quarter of 2005 and $17.9 million of operating earnings for the first half of 2005.
    Net income for the second quarter of 2005 was $9.1 million compared to $9.1 million for the second quarter of 2004. For the first half of 2005, net income was $5.3 million compared to $5.9 million for the first half of 2004. Net income for the second quarter of 2005 and the first half of 2005 included $0.1 million and $0.3 million of after tax impact of a foreign currency loss, respectively. Net income for the second quarter of 2004 and the first half of 2004 did not include any currency translation gain or losses.
    Adjusted EBITDA for the second quarter of 2005 was $35.7 million compared to $26.2 million for the second quarter of 2004. For the first half of 2005, Adjusted EBITDA was $50.8 million compared to $34.9 million for the first half of 2004. MW contributed $14.4 million of Adjusted EBITDA for the second quarter of 2005 and $23.0 million for the first half of 2005. Adjusted EBITDA for all periods presented excludes currency translation loss.
    Lee D. Meyer, President and CEO, said: "Although volume has rebounded from the effects of severe winter weather in the late first and early second quarter, pent-up demand flow through will be limited by the number of applicators. Also repair and remodel demand has not risen to the levels expected. Customers, however, are optimistic and the industry fundamentals appear to be solid." Mr. Meyer continued:
"The material cost and pricing equation has come into balance during the late second quarter and commodity forecasts indicate that this should remain the case. Our disciplined approach in strategic sourcing, material efficiency and price management is paying off. We've also been very focused at ensuring that our fixed cost structure is in control and consistent with business conditions resulting in our year-over-year second quarter SG&A expense as a percent of sales being reduced from 10.7% in 2004 to 10.3% in 2005 and for the first half from 12.8% in 2004 to 11.6% in 2005."
    On February 12, 2004, Ply Gem Investment Holdings, Inc., through it wholly owned subsidiary Ply Gem Holdings, Inc., acquired all of the outstanding shares of capital stock of Ply Gem Industries, Inc. (the "Ply Gem Acquisition"), in accordance with a stock purchase agreement entered into among Ply Gem Holdings, Inc., Nortek and WDS LLC on December 19, 2003, for aggregate consideration of approximately $560.0 million, subject to a working capital adjustment and less net assumed indebtedness of $29.6 million, and the aggregate value of certain stock options cancelled or forfeited in conjunction with the Ply Gem Acquisition. Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations.
    On August 27, 2004, Ply Gem Industries, Inc. acquired all of the outstanding shares of MWM Holdings, Inc. (the "MW Acquisition") in accordance with a stock purchase agreement entered into among Ply Gem Industries, Inc. and Investcorp, on July 23, 2004, for aggregate consideration of approximately $320.0 million, subject to a working capital adjustment and the aggregate value of certain stock options cancelled or forfeited in connection with the MW Acquisition.

    Ply Gem Industries, Inc. is a leading manufacturer of residential exterior building products. The company sells a broad range of vinyl siding, vinyl and wood windows, aluminum trim coil, aluminum siding and accessories, and vinyl and composite fence, railing and decking products. Ply Gem Industries, Inc. is a wholly owned subsidiary of Ply Gem Holdings, Inc., which is controlled by affiliates of Caxton-Iseman Capital. For more information, please visit the Company's website at www.plygem.com.

    Ply Gem Management will host a conference call on August 15, 2005, at 11:00 a.m. EDT to report second quarter results. To participate, please call 866-314-9013 and use call confirmation number 38156645.

    Note: As used herein, the term "Ply Gem" refers to Ply Gem
Holdings, Inc. and all its subsidiaries, including Ply Gem Industries, Inc., unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations.

    This document and oral statements made from time to time by our representatives may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of the Company with the Securities and Exchange Commission.


                PLY GEM HOLDINGS, INC. AND SUBSIDIARIES
     CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                                           For the three months ended
                                           --------------------------
                                              July 2,       July 3,
                                               2005          2004
                                              -------       -------
                                             (Amounts in thousands)
                                                  (unaudited)

Net Sales                                    $230,303      $153,025
Cost and Expenses:
Cost of products sold                         174,842       113,346
Selling, general and administrative expense    23,692        16,386
Amortization of intangible assets               2,441           625
                                              -------       -------
                                              200,975       130,357
Operating earnings                             29,328        22,668
Foreign Currency Loss                            (233)            -
Interest expense                              (14,073)       (8,007)
Other                                             144            31
                                              -------       -------
Income before provision for income taxes       15,166        14,692
Provision for income taxes                      6,058         5,550
                                              -------       -------
Net income                                     $9,108        $9,142
                                              =======       =======


                      Ply Gem           Ply Gem           Ply Gem
                   Holdings, Inc.    Holdings, Inc.   Industries, Inc.
                  Jan. 1, 2005 to   Jan. 23, 2004 to  Jan. 1, 2004 to
                    July 2, 2005      July 3, 2004      Feb. 11, 2004
                  ----------------  ----------------  ----------------
                                 (Amounts in thousands)
                                       (unaudited)

Net Sales             $402,038          $225,775          $40,612
Costs and
 Expenses:
Cost of products
 sold                  312,608           171,215           33,611
Selling, general and
 administrative
 expense                46,734            25,690            8,345
Amortization of
 intangible assets       4,881             1,026              201
                       -------           -------          -------
                       364,223           197,931           42,157
                       -------           -------          -------
Operating earnings
 (loss)                 37,815            27,844           (1,545)
Foreign currency loss     (537)                -                -
Interest expense       (28,675)          (13,024)          (3,684)
Investment income          223                20               29
                       -------           -------          -------
Income (loss) before
 provision (benefit)
 for income taxes        8,826            14,840           (5,200)
Provision (benefit)
 for income taxes        3,573             5,639           (1,850)
                       -------           -------          -------
Net income (loss)       $5,253            $9,201          $(3,350)
                       =======           =======          =======

    The accompanying notes are an integral part of this unaudited condensed consolidated and combined statement of operations.


1. The accompanying unaudited condensed consolidated statements of operations of Ply Gem Holdings, Inc. (the "Company") and the combined statements of operations of Ply Gem Industries, Inc. and CWD Windows and Doors, Inc. (collectively, "Ply Gem Industries, Inc.") do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the period from January 1, 2005, through July 2, 2005, are not necessarily indicative of the results that may be expected for the year ended December 31, 2005.

    The selected balance sheet data for the periods presented in Note 4 has been derived from the December 31, 2004, audited consolidated financial statements of Ply Gem Holdings, Inc. and the unaudited consolidated financial statements of Ply Gem
    Holdings, Inc. as of July 2, 2005, and does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

    The Company's fiscal quarters are based on periods ending on the last Saturday of the last week in the quarter. Therefore the financial results of certain fiscal quarters will not be exactly comparable to the prior and subsequent fiscal quarters.

    Ply Gem Holdings, Inc., a wholly owned subsidiary of Ply Gem Investment Holdings, Inc., was incorporated on January 23, 2004, for the purpose of acquiring Ply Gem Industries, Inc. The acquisition (the "Ply Gem Acquisition") was completed on February 12, 2004, as Nortek sold Ply Gem Industries, Inc., to Ply Gem Holdings, Inc., an affiliate of Caxton-Iseman Capital, Inc., pursuant to the terms of the Stock Purchase Agreement among Ply Gem Investment Holdings, Inc. and Nortek, Inc. and WDS LLC dated as of December 19, 2003, as amended. Prior to February 12, 2004, Ply Gem Holdings, Inc. had no operations and Ply Gem Industries, Inc. was wholly owned by a subsidiary of WDS LLC, which was a wholly owned subsidiary of Nortek, Inc.

    The accompanying statements of operations include the consolidated results of operations for the period from January 1, 2005, to July 2, 2005, of Ply Gem Holdings, Inc. and its subsidiaries. The periods presented during 2004 provide the combined operating results of Ply Gem Industries, Inc. from January 1, 2004, until the date of the Ply Gem Acquisition, February 12, 2004, and of Ply Gem Holdings, Inc. from January 23, 2004, the date of its inception, through July 3, 2004.

    Data for the predecessor period of January 1, 2004, through February 11, 2004, were prepared using the historical basis of accounting for Ply Gem Industries, Inc. As a result of the Ply Gem Acquisition on February 12, 2004, we applied purchase accounting. Therefore, the results of the period January 23, 2004, through July 3, 2004, have been impacted by those purchase accounting adjustments. During the period of January 23, 2004, through February 11, 2004, there were no operations of Ply Gem Holdings, Inc.

2.  Adjusted EBITDA means net income (loss) plus interest expense
    (net of investment income), provision (benefit) for income taxes, depreciation and amortization, non-cash foreign currency gain/(loss) and amortization of non-cash write-off of the portion of excess purchase price from acquisitions allocated to inventories. Other companies may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies. Management believes that the presentation of Adjusted EBITDA included in this press release provides useful information to investors regarding our results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of our business. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate our business. Adjusted EBITDA included in this press release should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP. You are cautioned not to place undue reliance on Adjusted EBITDA. The following table sets forth the reconciliation of Adjusted EBITDA to net income (loss) for Ply Gem as a whole and that portion contributed by MW:


                      Ply Gem           Ply Gem           Ply Gem
                   Holdings, Inc.    Holdings, Inc.   Industries, Inc.
                  Jan. 1, 2005 to   Jan. 23, 2004 to  Jan. 1, 2004 to
                    July 2, 2005      July 3, 2004      Feb. 11, 2004
                  ----------------  ----------------  ----------------
                                 (Amounts in thousands)
                                      (unaudited)

Net income (loss)      $5,253           $9,201            $(3,350)
 Interest expense,
  net                  28,452           13,004              3,655
 Provision (benefit)
  for income taxes      3,573            5,639             (1,850)
 Depreciation and
  amortization         13,005            5,217              1,373
 Non Cash loss on
  currency
  translation             537                -                  -
 Non Cash charge of
  purchase price
  allocated to
  inventories               -            1,974                  -
                      -------          -------            -------
Adjusted EBITDA       $50,820          $35,035              $(172)
                      =======          =======            =======


                                           For the three months ended
                                           --------------------------
                                             July 2,         July 3,
                                              2005            2004
                                             -------         -------
                                              (Amounts in thousands)
                                                   (unaudited)

Net income (loss)                             $9,108         $9,142
 Interest expense, net                        13,929          7,976
 Provision for income taxes                    6,058          5,550
 Depreciation and amortization                 6,387          3,481
 Non Cash loss on foreign currency               233              -
 Non Cash charge of purchase price
  allocated to inventories                         -             40
                                             -------        -------
Adjusted EBITDA                              $35,715        $26,189
                                             =======        =======


                             MWM Holdings, Inc.   MWM Holdings, Inc.
                            January 1, 2005 to   For the three months
                              July 2, 2005        ended July 2, 2005
                            ------------------   --------------------
                         (Amounts in thousands) (Amounts in thousands)
                              (unaudited)            (unaudited)

Net income (loss)                 $10,929                 $7,213
 Interest expense, net                  -                      -
 Provision (benefit) for
  income taxes                      6,988                  4,611
 Depreciation and
  amortization                      5,054                  2,543
 Non Cash charge of
  purchase price
 allocated to inventories               -                      -
                                  -------                -------
Adjusted EBITDA                   $22,971                $14,367
                                  =======                =======



3. Long-term debt amounts in the select balance sheets at July 2, 2005, and December 31, 2004, consisted of the following:

                                     July 2, 2005   December 31, 2004
                                     ------------   -----------------
                                          (Amounts in thousands)

Senior term loan facility              $303,166          $304,501
Senior revolver credit facility          24,000                 -
Senior subordinated notes               360,299           360,321
Asset financing obligation                    -            35,769
Other borrowings                              -             7,000
                                        -------           -------
                                        687,465           707,591
Less current maturities                   1,948             2,784
                                        -------           -------
                                       $685,517          $704,807
                                        =======           =======


    On August 27, 2004, Ply Gem Industries, Inc. entered into a sale and leaseback transaction with net proceeds of approximately $36.0 million being used to fund a portion of the acquisition of MWM Holdings, Inc. It was the Company's intention that these leases meet the criteria for a sale leaseback transaction and receive accounting treatment as operating leases. Following Ply Gem's review, the original lease agreements were executed and treated as a sale leaseback transaction and were accounted for as operating leases in the Company's third quarter 2004 results. After further review in connection with the preparation of the December 31, 2004, financial statements, the Company concluded that for the periods from August 27, 2004, through October 2, 2004 (Ply Gem Holdings, Inc.'s third quarter) and from October 3, 2004, to December 31, 2004, and January 1, 2005, until amended leases became effective on March 29, 2005, these leases did not meet the sale leaseback accounting criteria. The primary discrepancy that was identified in the leases related to default and exchange provisions contained within the original leases that resulted in prohibited forms of continuing involvement. Therefore, as of December 31, 2004, approximately $36.0 million of asset financing obligation was recorded on the balance sheet. The lease agreements were amended effective March 29, 2005, and as of the end of the first quarter, April 2, 2005, the assets and financing obligation liability have been removed from the balance sheet.


4. The following is a summary of selected balance sheet amounts at July 2, 2005, and December 31, 2004:

                                   July 2, 2005     December 31, 2004
                                   ------------     -----------------
                                        (Amounts in thousands)
                                            (unaudited)

Unrestricted cash and cash
 equivalents                          $26,607              $6,794
Accounts receivable, less
 allowances                            95,216              65,217
Inventories                            68,449              61,496
Prepaid expenses and other
 current assets                        12,462               9,796
Property and equipment, net           108,289             147,036
Goodwill                              583,781             585,150
Intangible assets, net                157,771             162,657
Accounts payable                       63,192              34,600
Current maturities of long-term
 debt                                   1,948               2,784
Long-term debt, less current
 maturities                           685,517             704,807
Stockholder's Equity                  200,184             195,407

(a) Long-term debt at December 31, 2004, includes $35,769 of asset financing obligation from Ply Gem's sale lease-back transaction that was completed in connection with the MW Acquisition on August 27, 2004.


    CONTACT: Ply Gem Holdings, Inc.
             Jan Parks, 816-903-8264